Exhibit 99.2

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Precision Engineered Products Holdings, Inc.

For the Three and Nine Months Ended September 25, 2015 and September 26, 2014

(Unaudited)

Precision Engineered Products Holdings, Inc.

Condensed Consolidated Financial Statements

For the Three and Nine Months Ended September 25, 2015 and September 26, 2014

(Unaudited)

Contents

Condensed Consolidated Financial Statements

Precision Engineered Products Holdings, Inc.

Condensed Consolidated Balance Sheets

(In Thousands, except Share data)

(Unaudited)

	September 25, 2015	December 31, 2014
Assets
Current assets:
Cash	$5,156	$11,803
Accounts receivable, net of reserves of $838 and $787, respectively	30,241	28,095
Inventories	28,842	28,133
Other current assets	3,151	4,628

Total current assets	67,390	72,659
Property, plant, and equipment, net	51,812	39,511
Intangibles and deferred financing costs, net	143,368	140,268
Goodwill	184,901	158,128

Total assets	$447,471	$410,566

Liabilities and stockholder’s equity
Current liabilities:
Revolver	$7,415	$—
Current portion of long-term debt	175,387	1,828
Trade accounts payable	10,009	10,015
Accrued expenses	11,747	9,136
Income tax payable	—	1,472
Other current liabilities	3,303	1,651

Total current liabilities	207,861	24,102
Deferred tax liability	59,770	54,026
Supplemental executive retirement plan	1,070	856
Other non-current liabilities	2,505	658
Long-term debt, less current portion	—	174,473
Leases (Note 5)
Stockholder’s equity:
Common stock - $0.001 par value, 100 shares authorized, issued and outstanding at September 25, 2015 and December 31, 2014	—	—
Additional paid-in capital	123,288	123,135
Retained earnings	52,977	33,316

Total stockholder’s equity	176,265	156,451

Total liabilities and stockholder’s equity	$447,471	$410,566

See accompanying notes to condensed consolidated financial statements.

Precision Engineered Products Holdings, Inc.

Condensed Consolidated Statements of Income

(In Thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 25, 2015	September 26, 2014	September 25, 2015	September 26, 2014
Net sales	$54,133	$50,434	$171,203	$145,955
Cost of goods sold	34,554	34,027	111,130	98,061

Gross profit	19,579	16,407	60,073	47,894
Selling, general, and administrative	9,839	6,422	23,550	19,543

Income from operations	9,740	9,985	36,523	28,351
Other expenses:
Interest expense	(2,237)	(2,400)	(6,851)	(6,729)
Other expense, net	(250)	(537)	(750)	(750)

Income before income tax expense	7,253	7,048	28,922	20,872
Income tax expense	(2,468)	(2,519)	(9,261)	(7,820)

Net income	$4,785	$4,529	$19,661	$13,052

See accompanying notes to condensed consolidated financial statements.

Precision Engineered Products Holdings, Inc.

Condensed Consolidated Statements of Stockholder’s Equity

(In Thousands, Except per Share Amounts)

	Common Stock				Total Stockholder’s Equity
	Shares	$0.001 Par Value	Additional Paid-in Capital	Retained Earnings
Balance at December 31, 2014	100	$—	$123,135	$33,316	$156,451
Net income	—	—	—	19,661	19,661
Share-based compensation expense	—	—	153	—	153

Balance at September 25, 2015	100	$—	$123,288	$52,977	$176,265

See accompanying notes to condensed consolidated financial statements.

Precision Engineered Products Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

(In Thousands)

(Unaudited)

	Nine Months Ended
	September 25, 2015	September 26, 2014
Cash flows from operating activities
Net income	$19,661	$13,052
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	3,263	2,522
Amortization expense	6,233	5,281
Amortization of deferred financing costs	797	796
Increase to cost of goods sold for inventory acquired in business combinations	666	318
Share-based compensation expense	153	230
Deferred income taxes	(2,203)	(1,044)
Change in fair value of contingent earnout liability	3,200	—
Changes in assets and liabilities:
Accounts receivable	(1,151)	(6,626)
Inventories	(630)	(1,833)
Trade accounts payable	(814)	2,972
Other	(1,962)	5,766

Net cash provided by operating activities	27,213	21,434
Cash flows from investing activities
Acquisitions, net of cash acquired	(38,561)	(44,662)
Capital expenditures	(1,800)	(2,451)

Net cash used in investing activities	(40,361)	(47,113)
Cash flows from financing activities
Repayment of long-term debt	(914)	(914)
Drawn down of revolver	18,900	7,500
Repayment of revolver	(11,485)	(2,000)
Payment of contingent earnout	—	(750)
Share purchase	—	202
Other	—	(1)

Net cash provided by financing activities	6,501	4,037

Net decrease in cash	(6,647)	(21,642)
Cash at beginning of year	11,803	30,466

Cash at end of period	$5,156	$8,824

Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	$5,233	$4,893

Income taxes	$8,142	$11,479

See accompanying notes to condensed consolidated financial statements.

Precision Engineered Products Holdings, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

(Dollars in Thousands, Except Per Share and Unit Amounts)

1. Business, Acquisition and Basis of Presentation

Precision Engineered Products Holdings, Inc. (PEP Holdings or Company), a wholly owned subsidiary of PEP Industries LLC (PEP Industries or Parent Company), markets and manufactures stampings, electrical contacts and assemblies, engineered plastic components, metal and plastic machining, surface finishing technologies, specialty and clad metals, and cold drawn and rolled metals to its customers, primarily in the medical/surgical, electrical control, power grid distribution, transportation, and other markets.

On August 17, 2015, the Company executed a Stock Purchase Agreement with NN, Inc. Pursuant to the Stock Purchase Agreement, NN, Inc. purchased all of the issued and outstanding capital stock of the Company for $615,000. The transaction was consummated on October 19, 2015.

Connecticut Plastics, Inc. (CT Plastics)

On March 17, 2014, the Company acquired Connecticut Plastics, Inc. (CT Plastics), a leader and innovator of plastic machining and polishing, headquartered in Wallingford, Connecticut. The purchase price of $14,000 exceeded the amounts recognized for the tangible net assets and identified intangible assets acquired in the acquisition transaction by $4,787. This amount is classified and recorded as goodwill and represents the underlying value of the business not specifically attributable to acquired tangible net assets and identifiable intangible assets. The acquisition has been accounted for in accordance with the applicable guidance pertaining to business combinations.

Precision Engineered Products Holdings, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements (continued)

(Dollars in Thousands, Except per Share and Unit Amounts)

The following table summarizes the purchase price allocation for the CT Plastics acquisition as of March 17, 2014:

Accounts receivable	$687
Property, plant and equipment	1,366
Intangible assets
Trade names	900
Customer relationships	4,800
Acquired customer backlog	470
Non compete agreement	990
Goodwill	4,787

Net assets acquired	$14,000

Advanced Precision Products, Inc., (APP, Inc.)

On August 29, 2014, the Company acquired all the capital stock of Advance Precision Products, Inc., (APP, Inc.), a business that designs and manufactures machined components and assemblies for the medical, aerospace, and oil and gas markets, on a cash, debt, and tax-free basis (subject to certain post-closing adjustments that have not been finalized). The purchase price of $30,902 exceeded the amounts recognized for the tangible net assets and identified intangible assets acquired in the acquisition transaction by $16,667. This amount is classified and recorded as goodwill and represents the underlying value of the business not specifically attributable to acquired tangible net assets and identifiable intangible assets. The acquisition has been accounted for in accordance with the applicable guidance pertaining to business combinations.

Precision Engineered Products Holdings, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements (continued)

(Dollars in Thousands, Except per Share and Unit Amounts)

The following table summarizes the purchase price allocation for the APP, Inc. acquisition as of August 29, 2014:

Amount
Cash	$241
Accounts receivable	2,560
Inventories	3,901
Property, plant and equipment	6,304
Intangible assets
Trade names	2,050
Customer relationships	6,200
Acquired customer backlog	1,320
Non compete agreement	310
Lease	250
Goodwill	16,667

Assets acquired	$39,803
Accounts payable and accrued expenses	(2,841)
Deferred tax Liability	(6,060)

Liabilities assumed	(8,901)

Net assets acquired	$30,902

Trigon International Corporation, (Trigon.)

On April 29, 2015, the Company acquired all the capital stock of Trigon International Corporation (“Trigon”), a business that designs and manufactures machined components, assemblies and finished devices for the medical markets (subject to certain post-closing adjustments that have not been finalized). The purchase consideration included $38,561 paid in cash and a contingent earn-out. If certain earnings before interest, taxes, depreciation and amortization (“EBITDA”) targets are achieved, the Company is obligated to pay additional consideration of $6,611 in 2016, $2,500 in 2017 and $1,500 in 2018. The estimated fair value of this contingent consideration as of April 29, 2015 was determined to be $6,000. The estimated fair value of the contingent earn-out decreased by approximately $1,200 and $3,200, in the three and nine months ended September 25, 2015, respectively, based upon changes in the forecast of the acquired business; the change in fair value was recorded in selling, general, and administrative expenses. The total purchase consideration exceeded the amounts recognized for the tangible net assets and identified intangible assets acquired in the acquisition transaction by $26,773. This amount was recorded as goodwill and represents the underlying value of the business not specifically attributable to acquired tangible net assets and identifiable intangible

Precision Engineered Products Holdings, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements (continued)

(Dollars in Thousands, Except per Share and Unit Amounts)

assets. The Company has not completed the acquisition accounting, as third-party valuations of certain acquired assets have not been finalized and the Company is in the process of reviewing the valuations. Accordingly, the acquisition accounting is provisional as of September 25, 2015.

Precision Engineered Products Holdings, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements (continued)

(Dollars in Thousands, Except per Share and Unit Amounts)

The following table summarizes the preliminary purchase price allocation for the Trigon acquisition as of April 29, 2015:

Amount
Other current assets	$62
Accounts receivable	837
Inventories	2,863
Intangible assets
Property, plant and equipment	13,561
Trade names	10,130
Goodwill	26,773

Assets acquired	54,226
Accounts payable and accrued expenses	(954)
Deferred tax Liability	(8,711)
Contingent consideration	(6,000)

Liabilities assumed	(15,665)

Net assets acquired	$38,561

For federal income tax purposes the acquisition of Trigon was deemed to be a stock purchase and therefore any recorded goodwill is not expected to be tax deductible. The Company recorded $51 and $678 in selling, general, and administrative expenses for the three and nine months ended September 25, 2015, respectively, for costs related to the acquisition. As of September 25, 2015, $3,085 of the purchase consideration was held in an escrow account related to general representations and warranties that are to be settled on the second anniversary of the acquisition date.

Revenue and income before tax expense since the acquisition date of April 19, 2015 amounting to $5,531 and $287, respectively, have been included in the condensed consolidated statements of income for the nine months ended September 25, 2015.

The following unaudited pro forma financial information assumes the acquisition of Trigon occurred on January 1, 2014. The unaudited pro forma consolidated revenue and net income for the three and nine months ended September 25, 2015 and September 26, 2014 are provided for informational purposes only and do not purport to represent the Company‘s actual consolidated results had the acquisition occurred on the date assumed, nor are these necessarily indicative of the Company‘s future consolidated results of operations.

Precision Engineered Products Holdings, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements (continued)

(Dollars in Thousands, Except per Share and Unit Amounts)

	Three Months Ended		Nine Months Ended
	September 25, 2015	September 26, 2014	September 25, 2015	September 26, 2014
Revenue	$54,133	$55,512	$176,882	$160,183
Net income	$4,785	$6,323	$20,661	$18,259

2. Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The unaudited interim condensed consolidated financial statements of the Company included herein have been prepared, pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted from this report, as is permitted by such rules and regulations. Accordingly, these condensed consolidated financial statements should be read in conjunction with the audited financial statements as of and for the year ended December 31, 2014.

The unaudited interim condensed consolidated financial statements have been prepared on the same basis as the audited financial statements. In the opinion of the Company‘s management, the accompanying unaudited interim condensed consolidated financial statements contain all adjustments which are necessary to fairly present the Company‘s financial position as of September 25, 2015, the results of its operations for the three and nine months ended September 25, 2015 and September 26, 2014 and its cash flows for the nine months ended September 25, 2015 and September 26, 2014. Such adjustments are of a normal and recurring nature. The results for the three and nine months ended September 25, 2015 are not necessarily indicative of the results for the year ending December 31, 2015, or for any future period.

The unaudited interim condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation. These condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of

Precision Engineered Products Holdings, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements (continued)

(Dollars in Thousands, Except per Share and Unit Amounts)

America (“GAAP”). Any reference in these notes to applicable guidance is meant to refer to the authoritative United States generally accepted accounting principles as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Update (“ASU”) of the Financial Accounting Standards Board (“FASB”).

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. On an ongoing basis, the Company’s management evaluates its estimates, which include, but are not limited to, estimates related to stock-based compensation expense, debt, accruals, and reported amounts of revenues and expenses during the reported period. The Company bases its estimates on historical experience and other market-specific or other relevant assumptions that it believes to be reasonable under the circumstances. Actual results may differ from those estimates or assumptions.

Recently Issued Accounting Standards

In July 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2015-11, Inventory (Topic 330)—Simplifying the Measurement of Inventory (“ASU 2015-11”), which simplifies the subsequent measurement of inventories by replacing the lower of cost or market test with a lower of cost and net realizable value test. The guidance applies only to inventories for which cost is determined by methods other than last-in first-out (“LIFO”) and the retail inventory method. The guidance in ASU No. 2015-11 is effective for periods beginning after December 15, 2016 and early adoption is permitted. The Company is currently evaluating the impact, if any, adoption will have on its financial position and results of operations.

In April 2015, the FASB issued ASU No. 2015-03, Interest—Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs (“ASU 2015-03”), which provides guidance on simplifying the presentation of debt issuance costs on the balance sheet. To simplify presentation of debt issuance costs, the amendments in ASU No. 2015-03 require that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The recognition and measurement guidance for debt issuance costs are not affected by the amendments in this update. ASU 2015-03 is effective for annual reporting periods beginning

Precision Engineered Products Holdings, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements (continued)

(Dollars in Thousands, Except per Share and Unit Amounts)

after December 15, 2015, including interim periods within that reporting period and early adoption is permitted for financial statements that have not yet been previously issued. In accordance with ASU No. 2015-03, companies should apply the new guidance on a retrospective basis, wherein the balance sheet of each individual period presented should be adjusted to reflect the period-specific effects of applying the new guidance. Upon transition, an entity is required to comply with the applicable disclosures for a change in an accounting principle. Adoption is not expected to have a material effect on the Company’s consolidated financial statements, but will affect balance sheet classification.

3. Inventories

Components of inventories are as follows:

	September 25, 2015	December 31, 2014
Raw materials	$10,705	$11,739
Work in process	5,999	5,408
Finished goods	12,138	10,986

Total inventories	$28,842	$28,133

4. Property, Plant, and Equipment

Property, plant, and equipment consist of the following:

	September 25, 2015	December 31, 2014	Estimated Useful Life (Years)
Land	$5,450	$5,450	—
Building and improvements	17,256	16,807	4 - 24
Machinery and equipment	48,964	34,904	2 - 12
Furniture and fixtures and other	4,813	3,941	2 - 8

	76,483	61,102
Less accumulated depreciation	(24,671)	(21,591)

	$51,812	$39,511

Precision Engineered Products Holdings, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements (continued)

(Dollars in Thousands, Except per Share and Unit Amounts)

The Company recorded depreciation expense of $1,217 and $905 for the three months ended September 25, 2015 and September 26, 2014, respectively, and $3,263 and $2,522 for the nine months ended September 25, 2015 and September 26, 2014, respectively.

5. Leases

The Company has several noncancelable operating leases with renewal options, primarily for buildings. Rental expense for operating leases was $615 and $364 for the three months ended September 25, 2015 and September 26, 2014, respectively, and $1,694 and $920 for the nine months ended September 25, 2015 and September 26, 2014, respectively. Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) as of September 25, 2015, are as follows:

Amount
2015	$1,694
2016	2,360
2017	1,865
2018	1,527
2019	1,402
Thereafter	2,344

Total minimum lease payments	$11,192

6. Goodwill, Intangible Assets and Deferred Financing Costs

The changes in the carrying amount of goodwill for the period ended September 25, 2015 and December 31, 2014 are as follows:

Amount
Balance at December 31, 2013	$136,674
Goodwill from acquisition of Connecticut Plastics	4,787
Goodwill from acquisition of Advanced Precision Products	16,667

Balance at December 31, 2014	$158,128

Precision Engineered Products Holdings, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements (continued)

(Dollars in Thousands, Except per Share and Unit Amounts)

Amount
Balance at December 31, 2014	$158,128
Goodwill from acquisition of Trigon	26,773

Balance at September 25, 2015	$184,901

Goodwill balances are tested for impairment on an annual basis during the fourth quarter and between annual tests if a triggering event occurs. The Company has never had an impairment of its’ goodwill balances.

Intangibles, deferred financing costs and related amortization at December 31, 2014 and September 25, 2015 are as follows:

September 25, 2015	Gross	Accumulated Amortization	Net	Estimated Useful Life (Years)
Trade names	$30,215	$—	$30,215	Indefinite
Business process	22,585	(9,581)	13,004	20
Customer relationships	123,461	(27,492)	95,969	20-25
Deferred financing costs	7,150	(5,895)	1,255	6
Other	5,220	(2,295)	2,925	5

	$188,631	$(45,263)	$143,368

December 31, 2014	Gross	Accumulated Amortization	Net	Estimated Useful Life (Years)
Trade names	$28,165	$—	$28,165	Indefinite
Business process	22,585	(8,356)	14,229	20
Customer relationships	117,261	(22,774)	94,487	20-25
Deferred financing costs	7,150	(5,063)	2,087	6
Other	3,340	(2,040)	1,300	5

	$178,501	$(38,233)	$140,268

Precision Engineered Products Holdings, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements (continued)

(Dollars in Thousands, Except per Share and Unit Amounts)

The Company recorded amortization expense related to intangible assets of $2,404 and $2,263 for the three months ended September 25, 2015 and September 26, 2014, respectively, and $6,233 and $5,281 for the nine months ended September 25, 2015 and September 26, 2014, respectively.

It is the Company’s policy to record amortization expense related to deferred financing costs as interest. The Company recorded interest expense related to deferred financing costs of $266 and $265 for the three months ended September 25, 2015 and September 26, 2014, respectively, and $797 and $796 for the nine months ended September 25, 2015 and September 26, 2014, respectively.

Intangibles balances are tested for impairment on an annual basis during the fourth quarter and between annual tests if a triggering event occurs. The Company has never had an impairment related to its’ intangibles balances.

7. Fair Value Measurements

The Company’s financial instruments reported at fair value consist of cash, accounts receivable, trade accounts payable and contingent consideration liabilities related to the acquisition of Trigon (Note 1). The Company’s assets and liabilities reported at fair value have been categorized based upon a fair value hierarchy in accordance with ASC Topic 820, Fair Value Measurements and Disclosures. The levels of the fair value hierarchy are described below:

•	Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets and liabilities that we have the ability to access at the measurement date.

•	Level 2 inputs utilize inputs, other than quoted prices included in Level 1, that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include quoted prices for similar assets and liabilities in active markets, quoted prices in markets that are not active, and inputs other than quoted prices that are observable for the asset or liability, such as interest rates and yield curves that are observable at commonly quoted intervals.

•	Level 3 inputs are unobservable inputs for the asset or liability, allowing for situations where there is little, if any, market activity for the asset or liability.

Precision Engineered Products Holdings, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements (continued)

(Dollars in Thousands, Except per Share and Unit Amounts)

There have been no changes to the valuation methods utilized by the Company during the nine months ended September 25, 2015. The Company evaluates transfers between levels at the end of each reporting period. There were no transfers of financial instruments between levels during the nine months ended September 25, 2015.

The following table presents information about the Company’s assets and liabilities measured at fair value on a recurring basis aggregated by the level in the fair value hierarchy within which those measurements fell at September 25, 2015:

	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Obervable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Liabilities
Contingent consideration	$—	$—	$2,800

Other	$—	$—	$2,800

The contingent consideration liability at September 25, 2015 is recorded as $1,000 in other current liabilities and $1,800 in other non-current liabilities.

The valuation of the contingent consideration liability is determined using widely accepted valuation techniques, including probability-weighted discounted cash flow analysis on the expected cash flows. This analysis utilizes significant unobservable inputs, including probability of achievement of profitability targets and estimated discount rates, and reflects the contractual terms of the contingent consideration, including the period to expected payout. The Company has determined that the inputs used to value the contingent consideration fall within Level 3 of the fair value hierarchy.

Precision Engineered Products Holdings, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements (continued)

(Dollars in Thousands, Except per Share and Unit Amounts)

As of April 29, 2015, the Company recorded $6,000 as contingent consideration. Adjustments of $1,200 and $3,200 in selling, general, and administrative expenses, net, for the three and nine months ended September 25, 2015, respectively, related to the change in fair value of the contingent consideration liability have been recorded. The total change in fair value was as follows:

Amount
Beginning balance - April 29, 2015	$6,000
Change in fair value	(3,200)

Ending balance - September 25, 2015	$2,800

Cash, accounts receivable, and trade accounts payable are carried at cost which approximates fair value because of their short-term nature.

8. Debt

Long-term debt consists of the following:

	September 25, 2015	December 31, 2014
Term loan	$175,387	$176,301
Less current portion	(175,387)	(1,828)

Long-term debt less current portion	$—	$174,473

Revolver	$7,415	$—

The Company maintains a credit facility that consists of a term loan and a revolver with a maximum borrowing capacity of $30,000. The revolver includes a $12,000 sublimit for letters of credit and a $5,000 sublimit for swing-line loans. The term loan requires mandatory repayment of principal outstanding on the date the revolving credit facility is scheduled to terminate. The weighted average interest rates during the three and nine months ended September 25, 2015 and September 26, 2014 were approximately 4.0%.

Precision Engineered Products Holdings, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements (continued)

(Dollars in Thousands, Except per Share and Unit Amounts)

The Company did not make any voluntary principal payments on the term loan during 2015 or 2014. The term loan requires mandatory prepayments of principal based on a stipulated percentage of excess cash, as defined by the credit agreement, of the Company for the immediately preceding year. As a result of the acquisitions in 2015 and 2014, an amendment to the credit facility was obtained that eliminated the excess cash flow payment for 2014 and 2013 that was due in May 2015 and 2014.

Due to the acquisition of Trigon in April 2015, the credit facility was amended to reset the permitted acquisition basket to the original $50,000 level, permitting this acquisition, and reducing the minimum availability threshold for permitted acquisitions to $5,000. During the three months ended September 25, 2015 and September 26, 2014, the Company incurred interest expense relating to the term loan of $1,952 and $1,907 respectively, and interest expense relating to deferred financing fees of $266 and $265, respectively. During the nine months ended September 25, 2015 and September 26, 2014, the Company incurred interest expense relating to the term loan of $5,724 and $5,513, respectively, and interest expense relating to deferred financing fees of $797 and $796, respectively.

The term loan also contains covenants requiring the Company to maintain certain financial ratios, places limits on its ability to incur or assume debt or create liens with respect to certain of its assets, and has other customary provisions. Management has determined that the Company was in compliance with all applicable covenants under the credit agreement as of September 25, 2015.

The aggregate amounts of mandatory scheduled payments on debt beginning on September 25, 2015 are as follows:

Amounts
2015	$—
2016	175,387

Total	$175,387

Precision Engineered Products Holdings, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements (continued)

(Dollars in Thousands, Except per Share and Unit Amounts)

9. Income Taxes

The Company’s consolidated financial statements reflect its federal, state, and foreign income tax liabilities. For tax purposes, PEP Holdings is classified as a corporation and, as such, is subject to corporate-level federal and state income taxes. Further, Brainin – China and Brainin – Mexico are taxable corporate entities in China and Mexico, respectively. Accordingly, the tax provision and consolidated balance sheet accounts of the Company have been computed on this basis. The Company and its subsidiaries file income tax returns in U.S federal, state, and foreign jurisdictions.

The Company recorded an income tax provision of $2,468 and $9,261 for the three and nine months ended September 25, 2015, respectively, representing an effective tax rate of 34% and 32%, respectively. For the period ended September 25, 2015 the estimated annual effective tax rate is favorably impacted by the domestic production activities deduction and non-taxable contingent consideration income for which there is no associated tax expense recorded. The Company recorded an income tax provision of $2,519 and $7,820 for the three and nine months ended September 26, 2014, respectively, representing an effective tax rate of 36% and 37%, respectively. For the period ended September 26, 2014 the estimated annual effective tax rate is favorable impacted by the domestic production activities deduction and is unfavorably impacted by non-deductible expenses.

10. Related-Party Transactions

Except as noted below, the Company did not engage in any transaction with a related person as defined under the rules of the SEC. While the Board currently does not have a written policy with respect to approval of transactions with related parties, it is the policy of the Board to approve any transactions with related persons. Any approvals would be reflected in the minutes of the meeting of the Board at which the Board approved the transaction. The Company has adopted a written policy, however, on conflicts of interest, which appear in our Code of Ethics. The Code of Ethics states that a “conflict of interest” exists when the personal interests of an

Precision Engineered Products Holdings, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements (continued)

(Dollars in Thousands, Except per Share and Unit Amounts)

officer, director or associate interferes with that person’s ability to act in the best interest of the Company. Under the Code of Ethics, officers, directors and associates are to avoid actual conflicts of interest, but to also avoid the appearance of a conflict. Such persons may not engage in conduct where such person or a family member receives improper personal benefits as a result of such person’s position in the Company. Transactions or relationships that may reasonably be expected to give rise to conflicts of interest are not permitted. Potential, apparent or actual conflicts of interest must be reported to management. These fees and purchases are not presumed to be carried out on an arm’s-length basis.

The Company’s headquarters building is leased from The Fredric J. Hemmerle Revocable Trust, which is a stockholder of the Company. The terms of the lease agreement with The Fredric J. Hemmerle Revocable Trust are, in the Company’s opinion, no less favorable than the Company would have been able to enter into a similar agreement on the open market. The Company recorded rent expense of $26 and $25 for the three months ended September 25, 2015 and September 26, 2014, respectively, and $79 and $75 for the nine months ended September 25, 2015 and September 26, 2014, respectively, including payments for real estate taxes paid directly to the local municipality.

As of the period end date, the Company is a party to a management consulting agreement with The Jordan Company and Nautic Partners. The Jordan Company and Nautic Partners are equity investors in PEP with 79.5% ownership after tier 1 units and have majority control of the Board with five members. The terms of the management agreement with The Jordan Company and Nautic Partners are, in the Company’s opinion, no less favorable than the Company would have been able to enter into a similar agreement on the open market. In connection with this agreement, the Company recognized management fees in other expenses in the condensed consolidated statements of income of $250 for each of the three months ended September 25, 2015 and September 26, 2014 and $750 for each of the nine months ended September 25, 2015 and September 26, 2014. As of September 25, 2015 and December 31, 2014, the Company had accrued management fees of $250 and $125, respectively, included within other current liabilities.

Precision Engineered Products Holdings, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements (continued)

(Dollars in Thousands, Except per Share and Unit Amounts)

11. Stock-based compensation

The Parent Company has authorized the issuance of share-based compensation Units that includes Class B Units, Tier 1, Tier 2, and Tier 3 Promote Units that are authorized, issued, and awarded by the Parent Company. Per the applicable share-based payments accounting guidance, the related compensation expense pertaining to these units is pushed down and recognized in the Company’s consolidated financial statements. There have been no units issued subsequent to January 1, 2012.

The description, rights, and provisions of these units are as follows:

•	Class B Units. As of September 30, 2015, no Class B Units have been issued or outstanding. Without amending the Parent Company’s formation agreement (LLC agreement or Agreement), the Parent Company cannot issue more than 403,596 Class B Units.

•	Tier 1 Promote Units. At September 25, 2015 and December 31, 2014 there were 2,676,903 Tier 1 Promote Units issued and outstanding. Without amendment to the Agreement, the Parent Company may issue no more than 2,861,735 Tier 1 Promote Units. 2,346,803 of these units vest over five years, while the remainder of the Tier 1 Promote Units vest over approximately three years due to retirement provisions. The fair value of the Tier 1 Promote Units as of the issuance date was approximately $0.54 per unit. The estimated grant-date fair value of these units was determined using the probability-weighted expected return method as defined in the AICPA’s Accounting & Valuation Guide: Valuation of Privately-Held-Company Equity Securities Issued as Compensation. The valuation involved a projected analysis of possible future cash flow outcomes, the estimation of ranges of future and present value under each outcome, and the application of a probability factor to each outcome. Accordingly, the market value of invested capital (MVIC) of the Company was forecasted using various exit multiples and the related impact on the Tier 1 Promote Units. The most likely exit event for the Tier 1 Promote Units would be either an initial public offering (IPO) or sale of the Company. Exit multiples of EBITDA were determined on the acquisition that took place on December 22, 2010, and the Company’s best estimate of future projections. Consequently, the MVIC exit values were then adjusted for the projected net debt outstanding and distributions to the units on the exit event date to arrive at the residual proceeds available to the Tier 1 Promote Units. Forecasted distributions were then discounted to present value over the respective holding period based on a rate of return. The required rate of return was calculated using the capital asset pricing model (CAPM) and leveraging the business risk index based on future capital structure assumptions. The

Precision Engineered Products Holdings, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements (continued)

(Dollars in Thousands, Except per Share and Unit Amounts)

Company believes that the procedures used for estimating discounted MVIC values, including the rates of return, were reasonable and consistent with the principles and guidelines set forth in the AICPA’s Accounting & Valuation Guide: Valuation of Privately-Held-Company Equity Securities Issued as Compensation.

Compensation expense relating to the Tier 1 Promote Units is recognized on a straight-line basis. The amount of expense recognized during a period is based on the value of the portion of the awards that are ultimately expected to vest. Compensation expense pertaining to these Tier 1 Promote Units was $51 and $78 for the three months ended September 25, 2015 and September 26, 2014, respectively, and $153 and $233 for the nine months ended September 25, 2015 and September 26, 2014, respectively. The unrecognized compensation expense pertaining to the unvested Tier 1 Promote Units at September 25, 2015, is $52 and will be recognized over a weighted average period of one year. The number of Tier 1 Promote Units that vested during the three months ended September 25, 2015 and September 26, 2014 were 669,226 and 541,688, respectively. The number of Tier 1 Promote Units that vested during the nine months ended September 25, 2015 and September 26, 2014 were 2,007,677 and 1,625,065, respectively. The weighted average grant-date fair value related to the non-vested and vested Tier 1 Promote Units was $0.54 per unit.

•	Tier 2 Promote Units. At September 25, 2015 and December 31, 2014, there were 449,050, Tier 2 Promote Units issued and outstanding. Without amendment to the Agreement, the Parent Company may issue no more than 459,717 Tier 2 Promote Units. Such Tier 2 Promote Units vest only upon an automatic vesting event and the Company achieving a specified internal rate of return upon the occurrence of an automatic vesting event, as defined in the Agreement. Prior to the occurrence of an automatic vesting event, all issued and outstanding Tier 2 Promote Units shall be unvested Tier 2 Promote Units. Per the applicable share-based payments accounting guidance, no compensation expense pertaining to these Tier 2 Promote Units has been recognized in the Company’s condensed consolidated financial statements as of September 25, 2015 and December 31, 2014.

•

Tier 3 Promote Units. At September 25, 2015 and December 31, 2014, there were 232,739 Tier 3 Promote Units issued and outstanding. Without amendment to the Agreement, the Parent Company may issue no more than 238,268 Tier 3 Promote Units.

Precision Engineered Products Holdings, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements (continued)

(Dollars in Thousands, Except per Share and Unit Amounts)

Such Tier 3 Promote Units vest only upon an automatic vesting event and the Company achieving a specified internal rate of return upon the occurrence of an automatic vesting event, as defined in the Agreement. Prior to the occurrence of an automatic vesting event, all issued and outstanding Tier 3 Promote Units shall be unvested Tier 3 Promote Units. Per the applicable share-based payments accounting guidance, no compensation expense pertaining to these Tier 3 Promote Units has been recognized in the Company’s condensed consolidated financial statements as of September 25, 2015 and December 31, 2014.

12. Subsequent Events

On August 17, 2015, the Company executed a Stock Purchase Agreement with NN, Inc. On October 19, 2015, NN, Inc. acquired all of the issued and outstanding capital stock of the Company for $615,000.

Aside from the above-mentioned subsequent event, there were no events subsequent to September 25, 2015, and through the condensed consolidated financial statements issuance date of December 30, 2015, that would have a material effect on our condensed consolidated financial statements as of September 25, 2015, or are of such significance that would require disclosure as a subsequent event in order to make the condensed consolidated financial statements not misleading.